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                                                                    EXHIBIT 99.3

                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP.291)


                             CERTIFICATE OF MERGER
                                                                    (SECTION 76)

No. of surviving company 23584

The Registrar of Companies of the British Virgin Islands (BVI) HEREBY CERTIFIES, pursuant to the International Business Companies Act, Cap. 291, that Articles of Merger between SEDCO FOREX HOLDINGS LIMITED, of the British Virgin Islands, TRANSOCEAN SF LIMITED, of the British Virgin Islands, have this 22nd day of December, 1999, been registered and that upon the 31st day of December, 1999,

                         SEDCO FOREX HOLDINGS LIMITED,

of the British Virgin Islands, shall be the surviving company of the merger.

                                      Given under my hand and seal at Road Town, in the Territory of the British Virgin Islands

[Registrar of Companies Seal]
                                      /s/ M. Herbert
CRTI003V0                             REGISTRAR OF COMPANIES